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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




      Date of Report (Date of Earliest Event Reported): September 21, 1999


                                 NovaCare, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                   1-10875                      13-3247827
--------------------       -------------------         -----------------------
   (State or other            (Commission                  (IRS Employer
   jurisdiction of            File Number)               Identification No.)
   incorporation)





            1016 West Ninth Avenue
       King of Prussia, Pennsylvania                              19406
  ------------------------------------------                   ------------
   (Address of principal executive offices)                     (Zip Code)



       Registrant's telephone number, including area code: (610) 992-7200
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Item 5.  Other Events.

                  On September 21, 1999, the stockholders of NovaCare, Inc., a Delaware corporation (the "Company"), at a Special Meeting of Stockholders of the Company, gave their approval (the "Stockholder Approval") of (a) the sale (the "NCES Sale") of the Company's interest in NovaCare Employee Services, Inc. ("NCES") and (b) the sale (the "PROH Sale") of the Company's outpatient physical therapy and occupational health rehabilitation services business ("PROH"). Stockholder Approval of the NCES Sale was conditioned on (i) the sale price for the Company's interest in NCES being a minimum of $2.50 per share, or an aggregate of $48.5 million for the 19,400,000 shares (the "Covered Shares") of common stock ("NCES Common Stock"), $.01 par value, held by NC Resources, Inc., the Company's wholly owned subsidiary ("NC Resources"), and (ii) the Company's Board of Directors obtaining an opinion from a financial advisor to the effect that the consideration to be received by the Company for the Covered Shares is fair, from a financial point of view, to the Company. Stockholder Approval of the PROH Sale was conditioned on (i) the total sale price for PROH being a minimum of $200 million and (ii) the Company's Board of Directors obtaining an opinion from a financial advisor to the effect that the consideration to be received by the Company in the PROH Sale is fair, from a financial point of view, to the Company.

                  On September 8, 1999, NCES entered into an Agreement and Plan of Merger (the "Merger Agreement") with Plato Holdings, Inc., a Delaware corporation ("Plato"), and New Plato Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Plato ("Merger Sub"). Under the Merger Agreement, Merger Sub agreed to commence a cash tender offer (the "Offer") to acquire any and all outstanding shares of NCES Common Stock, for $2.50 per share, net to the seller in cash (the "Offer Price"). Plato is a newly organized corporation formed in connection with the Offer and all of the outstanding capital stock of Plato is owned by Plato
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Holdings, LLC, a Delaware limited liability company ("Plato LLC"). Plato LLC is a newly organized limited liability company formed in connection with the Offer. Plato LLC's equity interests currently are owned approximately: 26.9% by Fidelity Ventures Limited; 13.5% by Fidelity Investors II Limited Partnership; 6.75% by The P/A Fund III, L.P.; 33.37% by APA Excelsior V, L.P.; 0.28% by The Patricof Private Investment Club II, L.P.; and 19.2% by AFLAC Incorporated.

                  Subsequent to Plato or Merger Sub accepting for payment and paying for that number of shares of NCES Common Stock which, when added to any shares of NCES Common Stock owned beneficially by Plato or Merger Sub, would constitute a majority of the shares of NCES Common Stock outstanding on a fully diluted basis (the "Minimum Condition"), in accordance with applicable law and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into NCES, with NCES becoming a wholly owned subsidiary of Plato (the "Merger"). Upon the consummation of the Merger, each share of NCES Common Stock outstanding immediately prior to the Merger (other than shares owned by Plato or Merger Sub or shares held by stockholders who properly perfect their dissenters' rights under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price.

                  Concurrently with the execution and delivery of the Merger Agreement, Plato, Merger Sub, the Company and NC Resources entered into a Stockholder Agreement. In that agreement, NC Resources (i) agreed to tender all of the Covered Shares which it owns to Merger Sub and (ii) granted to Merger Sub an irrevocable proxy to vote the Covered Shares at any meeting of the stockholders of the Company called for the purpose of voting on the Merger and the Merger Agreement and/or to vote against any Alternative Proposal (as defined in the Merger
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Agreement). The Stockholder Agreement also gives Plato the right, at its election, to purchase the Covered Shares from NC Resources at a price per share equal to $2.50, which is the price offered to all stockholders in the Offer.
                  The obligations of the Company and NC Resources described above were contingent on the Company obtaining the Stockholder Approval which occurred on September 21, 1999.

                  The Company and NC Resources have agreed not to solicit, initiate or encourage any inquiry, proposal or offer from a third party to acquire the assets or stock of NCES, NC Resources or any subsidiary thereof and to refrain from participating in any discussions or negotiations regarding or furnishing information to any third party in connection with any such inquiry, proposal or offer.

                  The Offer and the Merger are subject to various other conditions, including the Minimum Condition being satisfied, the receipt of all necessary consents and approvals from the lenders of NCES and the Company, and the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "H-S-R Act"), if applicable. Subject to satisfaction of these conditions and others, and assuming NCES will be able to effectuate a short-form merger, it is expected that the Merger will be consummated sometime in mid to late October 1999.

                  For a more detailed description of the Stockholder Agreement, reference is made to the Stockholder Agreement included as Exhibit 2(a) to this Current Report on Form 8-K.

                  On October 1, 1999, the Company and NC Resources entered into a Stock Purchase Agreement (the "Purchase Agreement") for the sale of the Company's PROH division to Select Medical Corporation ("Select Medical"), a privately held health care company with its
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headquarters in Mechanicsburg, Pennsylvania. Under the terms of the PROH Sale,
Select Medical will pay the Company total consideration of $200 million, including the assumption of debt (expected to be approximately $45 million at closing) and the payment of approximately $155 million in cash, of which $25 million (the "Escrow Amount") will be placed in escrow. The Escrow Amount will be held in escrow for a period of up to 26 months from the date of the closing of the PROH Sale. The Escrow Amount will be used to satisfy indemnification claims made by Select Medical against the Company and NC Resources as a result of any damages that are incurred by Select Medical in connection with, among other things, breaches of any representations, warranties and covenants made by the Company and NC Resources in the Purchase Agreement (other than damages that arise (i) as a result of a breach of any representations or warranties made by the Company with respect to Medicare or (ii) from any liability or claim arising out of acts or omissions occurring prior to the date of closing with respect to any acquisition agreement for the purchase and sale of clinics within the business of the PROH division, in either of which cases the parties have agreed that the Company and NC Resources will indemnify and reimburse Select Medical for up to 75% of any damages as a result of such Medicare breach or liability or claim, as the case may be).

                  The Closing of the PROH Sale is expected to occur within 30 days following expiration of the applicable waiting period under the H-S-R Act. After the closing of the PROH Sale, the PROH business will operate under its retained NovaCare name, as a wholly owned division of Select Medical.

                  For a more detailed description of the PROH Sale and the Purchase Agreement, reference is made to the Purchase Agreement included as
Exhibit 2(b) to this Current Report on Form 8-K.
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Item     7. Financial Statements, Pro Forma
            Financial Information and Exhibits.

         (c)      Exhibits:

         The exhibits required to be filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.
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SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NOVACARE, INC.


                                   By: /s/ Robert E. Healy, Jr.
                                       ---------------------------------------
                                   Name:   Robert E. Healy, Jr.
                                   Title:  Senior Vice President - Finance and
                                           Administration

Dated:  October 12, 1999
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                                INDEX TO EXHIBITS


Exhibit                                                                         Page
Number                              Description                                Number
------                              -----------                                ------
2(a)          Stockholder Agreement dated as of September 8, 1999.
2(b)          Stock Purchase Agreement dated as of October 1, 1999
              (the exhibits and schedules to the Agreement are not
              filed as part of this Current Report on Form 8-K. A
              list briefly identifying the contents of the omitted
              schedules appears in the Table of Contents to the
              Agreement. The Registrant undertakes to furnish
              supplementally a copy of any omitted exhibit or
              schedule to the Commission upon request.)
99(a)         Opinion of Warburg Dillon Read LLC dated as of October
              1, 1999.
99(b)         Press release dated September 21, 1999.
99(c)         Press release dated September 9, 1999.
99(d)         Press release dated October 4, 1999.